AMENDMENT NO. 1 TO THE
SERIES 1995-1 SUPPLEMENT

THIS AMENDMENT NO. 1  (this "Amendment") is made as of March 27, 1996, by and among Navistar Financial Securities Corporation, a Delaware corporation ("NFSC"), Navistar Financial Corporation, a Delaware corporation ("NFC"), and The Bank of New York, a New York banking corporation, as Master Trust Trustee (the "Master Trust Trustee").

NFSC, as Seller, NFC, as Servicer, and the Master Trust Trustee are parties to a Series 1995-1 Supplement (the "Series Supplement") dated as of June 8, 1995 to the Pooling and Servicing Agreement dated as of June 8, 1995 among NFSC, as Seller, NFC, as Servicer, the Master Trust Trustee and Chemical Bank, as 1990 Trust Trustee.  In order to ensure that the Master Trust Trustee has sufficient funds to pay Monthly Interest to the Series 1995-1 Certificateholders, the Seller, the Servicer and the Master Trust Trustee have agreed to amend the Series Supplement in the manner set forth herein.  Capitalized terms used herein but not otherwise defined have the meanings set forth in the Series Supplement.

1.           Amendment to Section 2.01.  Section 2.01 of the Series Supplement is hereby amended by adding the following definitions immediately after the definition of "Monthly Interest":

'"Monthly Interest Reserve Amount" shall mean, with respect to each Distribution Date related to a Due Period commencing prior to the 1990 Trust Termination Date, $300,000.

'"Monthly Interest Reserve Deposit Amount" shall mean, with respect to each Distribution Date related to a Due Period commencing prior to the 1990 Trust Termination Date, the excess, if any, of (a) the Monthly Interest Reserve Amount for such Distribution Date over (b) the amount of funds on deposit in the Spread Account on such Distribution Date.

2.           Amendment to Section 4.02.  Section 4.02(b)(i) of the Series Supplement is hereby amended by adding the following sentence immediately prior to the last sentence of such Section:

"Effective as of March __, 1996, the Seller shall cause $300,000 of its funds to be deposited in the Spread Account."

3.           Amendment to Section 4.03.                                                                Section 4.03 of the Series Supplement is hereby amended as follows:

3.1           The paragraph heading to Section 4.03 is hereby deleted in its entirety and replaced with the following:

"Applications of Class A-4 Investor Collections and 1990 Trust Excess Servicing Amounts Prior to the 1990 Trust Termination Date"

3.2           Clause (a) of Section 4.03 is hereby amended in its entirety and replaced with the following:

"(a)           Class A-4 Investor Certificate Interest Collections.  On each Distribution Date related to a Due Period commencing prior to the 1990 Trust Termination Date, the Master Trust Trustee, acting in accordance with instructions from the Servicer, shall apply Class A-4 Investor Certificate Interest Collections for such Due Period and Investment Income for the related Distribution Period in the following amounts and in the following order of priority:

(i )           Monthly Interest.  An amount equal to Monthly Interest for the related Distribution Period plus any Monthly Interest due with respect to any prior Distribution Period not previously distributed to the Series 1995-1 Certificateholders on a prior Distribution Date, plus to the extent permitted by law, interest at the Certificate Rate that has accrued on Monthly Interest that was due pursuant to this clause (i) but was not previously distributed to the Series 1995-1 Certificateholders on a prior Distribution Date shall be deposited in the Distribution Account.

(ii)           Spread Account.  An amount equal to the Monthly Interest Reserve Deposit Amount (as reduced by the amount of any deposit made pursuant to Section 4.03(c)) shall be deposited in the Spread Account.

(iii)           Negative Carry Reserve Fund Deposit Amount.   For any Distribution Date related to a Due Period occurring during an Investment Period or an Early Amortization Period, an amount equal to the Negative Carry Reserve Fund Deposit Amount shall be deposited in the Negative Carry Reserve Fund.

(iv)           Allocation to Seller.  Any remaining Class A-4 Investor Certificate Interest Collections for the related Due Period and Investment Income for the related Distribution  Period shall be allocated and paid to the Seller.

If Class A-4 Investor Certificate Interest Collections for the related Due Period and Investment Income for the related Distribution Period are not sufficient to make all distributions required by Section 4.03(a)(i), the Master Trust Trustee shall withdraw funds from the Spread Account to the extent of such insufficiency and apply such funds in the same manner as Class A-4 Investor Certificate Interest Collections pursuant to Section 4.03(a)(i).

If during any Investment Period or Early Amortization Period, Class A-4 Investor Certificate Interest Collections for the related Due Period, Investment Income for the related Distribution  Period  and amounts on deposit in the Spread Account (after giving effect to deposits made pursuant to clause (ii) above and Section 4.03(c)) are not sufficient to make all distributions required by Section 4.03(a)(i), the Master Trust Trustee shall withdraw funds from the Negative Carry Reserve Fund to the extent of such insufficiency and apply such funds in the same manner as Class A-4 Investor Certificate Interest Collections pursuant to Section 4.03(a)(i).  The Negative Carry Subordinated Amount shall be reduced by the product of (i) the amount so applied and (ii) 1.00 plus the Subordinated Percentage."

3.3           The following paragraph is added as a new paragraph (c) to Section 4.03:

(c)           Deposit in Spread Account.    On each Distribution Date related to a Due Period commencing prior to the 1990 Trust Termination Date, the Master Trust Trustee, acting in accordance with instructions from the Servicer, shall, out of 1990 Trust Excess Servicing Amounts otherwise payable to the Seller on the immediately preceding Transfer Date pursuant to Section 4.07 of the Pooling and Servicing Agreement, deposit in the Spread Account an amount equal to the Monthly Interest Reserve Deposit Amount (calculated before giving effect to deposits made pursuant to clause (ii) of paragraph (a) above).

5.           Miscellaneous.  This Amendment shall be construed in accordance with the internal laws of the State of Illinois, without reference to its conflict of law provisions, except that the obligations, rights and remedies of the Master Trust Trustee shall be determined in accordance with the internal laws of the State of New York, without regard to conflict of law provisions.  This Amendment may be executed in two or more counterparts, each of which shall be an original, but all of which together constitute one and the same instrument.  The provisions of this Amendment shall be deemed to be incorporated in, and made a part of, the Series Supplement; and the Series Supplement, as amended by this Amendment, shall be read, taken and construed as one and the same instrument.  Promptly after the execution of this Amendment the Master Trust Trustee shall furnish written notification of the substance of this Amendment to each Series 1995-1 Certificateholder.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Series 1995-1 Supplement to be duly executed by their respective officers as of the date first written above.

NAVISTAR FINANCIAL SECURITIES CORPORATION
as Seller

By:  ______________________________________

Its:  ______________________________________

NAVISTAR FINANCIAL CORPORATION
as Servicer

By:  ______________________________________

Its:  ______________________________________

THE BANK OF NEW YORK
as Master Trust Trustee

By:  ______________________________________

Its:  ______________________________________